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                                                                    EXHIBIT 23.5




                         CONSENT OF INDEPENDENT ACCOUNTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of AirTouch Communications, Inc. of our report dated February 23, 1996 relating to the financial statements of Mannesmann Mobilfunk GmbH, appearing in AirTouch Communications, Inc.'s Annual Report on Form 10-K/A No. 1, for the year ended December 31, 1995.


Dusseldorf, Germany, August 16, 1996



KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


/s/ Scheffler Wirtschaftsprufer             /s/ Momken Wirtschaftsprufer
- -------------------------------             ---------------------------------
Scheffler                                   Momken
Wirtschaftsprufer                           Wirtschaftsprufer

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